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                                                                    EXHIBIT 10.2

                           PARADYNE ACQUISITION CORP.
                           1996 EQUITY INCENTIVE PLAN
                         NONSTATUTORY STOCK OPTION GRANT
                              NOTICE AND AGREEMENT

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           Name of Optionee              Social Security No.       Vesting Start Date        Date of Grant


         Pursuant to the 1996 Equity Incentive Plan (the "Plan"), a copy of which has been delivered to you, you have been granted an OPTION to purchase ________ common shares of Paradyne Acquisition Corp. ("Common Stock") at the price of $______ per share, subject to the terms and conditions of the Plan and to your agreement to the additional terms and conditions set forth herein.

The details of your option are as follows:

         1. VESTING. Subject to the limitations contained herein and the Plan, or as modified on any attachment hereto, your option will vest twenty-five percent (25%) on the first anniversary date of the Vesting Start Date, rounded down to the nearest whole number, and six and one quarter percent (6.25%) on each three (3) month anniversary of the Vesting Start Date thereafter (for full vesting after four (4) years), provided that vesting will cease upon the termination of your Continuous Status as an Employee, Director or Consultant. Notwithstanding the foregoing, your option will be forfeited as of the time you engage in conduct leading to the termination of your employment with the Company for Cause. For this purpose, "Cause" shall mean willful misconduct which is materially injurious to the Company or its affiliates monetarily or otherwise. Further, your option is subject to forfeiture to the extent not prohibited by applicable law if you engage in competition with the Company.

         2. WHOLE SHARES. Your option may only be exercised for whole shares.

         3. SECURITIES LAW COMPLIANCE. Notwithstanding anything to the contrary contained herein, your option may not be exercised unless the shares issuable upon exercise of your option are then registered under the Securities Act or, if such shares are not then so registered, the Company has determined that such exercise and issuance would be exempt from the registration requirements of the Securities Act. All certificates representing any of the Common Stock subject to the option shall have endorsed thereon appropriate legends reflecting restrictions pursuant to the Plan and/or applicable securities laws.



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         4.       TERM. The term of your option commences on the Vesting Start
Date and expires upon the earliest of:

                           (i)      the tenth (10th) anniversary of the Vesting
Start Date;

                           (ii)     twelve (12) months after your death, if you
die during your Continuous Status as an Employee, Director or Consultant; or

                           (iii)    twelve (12) months after the termination of
your Continuous Status as an Employee, Director or Consultant due to disability; or

                           (iv)     sixty (60) days after the termination of
your Continuous Status as Employee, Director or Consultant for any other reason, provided that during any part of such sixty (60) day period the option is not exercisable solely because of the condition set forth in Section 3 (Securities Law Compliance), in which event the option shall not expire until the earlier of the Expiration Date or until it shall have been exercisable for an aggregate period of sixty (60) days after the termination of your Continuous Status as an Employee, Director or Consultant.

         5.       EXERCISE AND METHOD OF PAYMENT.

                  (a) You may exercise your vested option during its term by delivering a notice of exercise (in a form designated by the Company) together with the exercise price to the Corporate Secretary of the Company, or to such person as the Company may designate, during regular business hours, together with such additional documents as the Company may then require.

                  (b)      By exercising your option you agree that:

                           (i)      as a condition to any exercise of your
option, the Company may require you to enter an arrangement providing for the payment by you to the Company of any tax withholding obligation of the Company arising by reason of (1) the exercise of your option; (2) the lapse of any substantial risk of forfeiture to which the shares are subject at the time of exercise; or (3) the disposition of shares acquired upon such exercise;

                           (ii)     the Company (or a representative of the
underwriters) may, in connection with the first underwritten registration of the offering of any securities of the Company under the Act, require that you not sell or otherwise transfer or dispose of any shares of Common Stock or any other securities of the Company during such period (not to exceed one hundred eighty
(180) days) following the effective date of the registration statement of the Company filed under the Act as may be requested by the Company or the representative of the underwriters. You further agree that the Company may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of such period.



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                           (c)      Payment of the exercise price by cash is due
in full upon exercise of all or any part of your option, provided that you may elect, to the extent permitted by applicable law, to make payment pursuant to a cashless exercise program under which, prior to the issuance of Common Stock, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds.

         6. TRANSFERABILITY. Your option is not transferable, except by will or by the laws of descent and distribution, and is exercisable during your life only by you. Notwithstanding the foregoing, by delivering written notice to the Company, in a form satisfactory to the Company, you may designate a third party who, in the event of your death, shall thereafter be entitled to exercise your option.

         7. RIGHT OF REPURCHASE. Prior to the date of the first registration of the Common Stock under Section 12 of the Exchange Act, the Company shall have the right, but not the obligation, to repurchase all or any part of the shares received pursuant to the exercise of a vested option at a price equal to the Fair Market Value of such shares at the date the Company exercised the right to repurchase (the "Repurchase Option"). The Repurchase Option shall expire 90 days following the termination of your Continuous Status as an Employee, Director or Consultant (the "Repurchase Period"). The Repurchase Option shall be exercised by the Company giving you, or your legal representative, written notice of its intention to exercise the Repurchase Option on or before the last day of the Repurchase Period. The Company may, in exercising the Repurchase Option, designate one or more nominees to purchase the shares, whether with or without the participation of the Company.

         8. OPTION NOT AN EMPLOYMENT CONTRACT. Your option is not an employment contract and nothing in your option shall be deemed to create in any way whatsoever any obligation on your part to continue in the employ of the Company, or of the Company to continue your employment with the Company.

         9. NOTICES. Any notices provided for in your option or the Plan shall be given in writing and shall be deemed effectively given upon receipt or, in the case of notices delivered by the Company to you, five (5) days after deposit in the United States mail, postage prepaid, addressed to you at the last address you provided to the Company.


         10. GOVERNING PLAN DOCUMENT. Your option is subject to all the provisions of the Plan, the provisions of which are hereby made a part of your option, including without limitation the provisions of the Plan relating to option provisions, and is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan. In the event of any conflict between the provisions of your option and those of the Plan, the provisions of the Plan shall control. Defined terms not explicitly defined in this Agreement but defined in the Plan shall have the same definitions as in the Plan.



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         11.      ENTIRE UNDERSTANDING. You agree as of the Vesting Start Date, this Agreement and the Plan set forth the entire understanding between you and the Company and supersedes all prior oral and written agreements on that subject with the exception of (i) options previously granted and delivered to you under the Plan and (ii) the terms on the attachment hereto, if any, agreed to by you and the Company.

Please indicate your acceptance of terms hereof, and acknowledge that you have received copies of the Plan, by signing at the place provided and returning the original of this Agreement to the Corporate Secretary, Paradyne Acquisition Corp., 8545 126th Ave. N., Largo, Florida 33773 within ten business days of its receipt by you.

ACCEPTED AND AGREED:                PARADYNE ACQUISITION CORP.


SIGNATURE                           BY:

                                        James L. Slattery, Corporate Secretary


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